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                                                                   EXHIBIT 99.1


PROXY
                         BEACON PROPERTIES CORPORATION
                  50 ROWES WHARF, 6TH FLOOR, BOSTON, MA 02110
   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 19, 1997

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby constitutes and appoints Edwin N. Sidman, Alan
M. Leventhal and Lionel P. Fortin, and each of them, as Proxies of the undersigned, with full power of substitution, to vote all shares of preferred stock of Beacon Properties Corporation ("Beacon") held of record by the undersigned as of the close of business on November 14, 1997, on behalf of the undersigned at the Special Meeting of Stockholders (the "Special Meeting") to be held at _____________________________, _________, local time, on December
19, 1997, and at any adjournments or postponements thereof.

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                                                     SEE REVERSE
    PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN THE        SIDE
                               ENCLOSED ENVELOPE.



        PLEASE MARK VOTES AS IN THIS EXAMPLE

         1. To consider and vote upon a proposal to approve the merger (the "Merger") of Beacon with and into Equity Office Properties Trust, a Maryland real estate investment trust ("EOP"), and the Agreement and Plan of Merger, dated as of September 15, 1997 (the "Agreement"), by and between Beacon, Beacon Properties, L.P., a Delaware limited partnership, EOP and EOP Operating Limited Partnership, a Delaware limited partnership. Pursuant to the Agreement, Beacon will merge with and into EOP, with EOP being the surviving company. As a result of the Merger, Beacon stockholders will be entitled to receive one 8.98% Series A Cumulative Redeemable Preferred Share, liquidation preference of $25.00 per share, of EOP for each share of 8.98% Series A Cumulative Redeemable Preferred Stock, liquidation preference of $25.00 per share, of Beacon held by them at the effective time of the Merger.

                    FOR              AGAINST                       ABSTAIN

         2. To consider and act upon any other matters that may properly be brought before the Special Meeting and at any adjournments or postponements thereof.

         The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and the Joint Proxy Statement/Prospectus related thereto prior to the execution of this proxy. The undersigned hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

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Dated:_______________________________                      NOTE:    Please sign exactly as your name appears
                                                                    on the envelope in which this card was
Print Name:                                                         mailed.  When signing as attorney,
                                                                    executor, administrator, trustee or
____________________________________                                guardian, please give your full title.  If
Signature                                                           more than one trustee, all should sign.  If
                                                                    shares are held jointly, each holder should
Print Name:                                                         sign.

____________________________________
Signature

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